As filed with the Securities and Exchange Commission on June 22, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-2681268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 South Wacker Drive

Suite 4900

Chicago, Illinois 60606-6303

(Address of Principal Executive Offices)(Zip Code)

Third Amended and Restated Heidrick & Struggles

2012 GlobalShare Program

(Full title of the plan)

Kamau A. Coar

General Counsel and Secretary

233 South Wacker Drive

Suite 4900

Chicago, Illinois 60606-6303

(312) 496-1200

Copy to:

Bradley C. Brasser

Jones Day

77 West Wacker Drive

Suite 3500

Chicago, Illinois 60601-1692

(312) 782-3939

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share (“Common Stock”), issuable under the Third Amended and Restated Heidrick & Struggles 2012 GlobalShare Program (the “Plan”)	500,000	$20.95(2)	$10,475,000	$1,359.66

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares to be offered or sold pursuant to the Plan by reason of any stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Registrant, combination or exchange of shares or Common Stock, dividend in kind, or other like change in capital structure.

(2)

Pursuant to Rule 457(h) of the Securities Act, the proposed maximum offering price is estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on The Nasdaq Stock Market on June 18, 2020, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Registrant pursuant to General Instruction E of Form S-8 under the Securities Act to register an additional 500,000 shares of Common Stock for issuance pursuant to the Plan. The contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 25, 2012 (File No. 333-181712) and June 5, 2018 (File No. 333-225436) relating to the Heidrick & Struggles 2012 GlobalShare Program are incorporated by reference into this Registration Statement, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 24, 2020;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the Commission on April 27, 2020;

(c)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on March 24, 2020, April 8, 2020 and June 3, 2020;

(d)

the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April  21, 2020, but only to the extent that such information was incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

(e)	the description of Common Stock, filed as Exhibit 4.02 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 24, 2020.

In addition, all reports and documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission, unless the Registrant explicitly provides otherwise.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.01 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on April 27, 2020 (File No. 000-25837))

4.2	Certificate of Amendment of the Registrant (incorporated by reference to Exhibit 3.02 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on April 27, 2020 (File No. 000-25837))

4.3	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed May 30, 2017 (File No. 000-25837))

5.1	Opinion of Jones Day

23.1	Consent of RSM US LLP, Independent Registered Public Accounting Firm

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	Consent of Jones Day (Included in Exhibit 5.1)

24.1	Power of Attorney (Included with signature page)

99.1	Third Amended and Restated Heidrick & Struggles 2012 GlobalShare Program (incorporated by reference from Exhibit 99.1 to the Company’s Form 8-K filed June 3, 2020 (File No. 000-25837))

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 22nd day of June 2020.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

By:	/s/ Kamau A. Coar
Kamau A. Coar
General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned hereby constitute and appoint Kamau A. Coar and Kelly A. Crosier, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Title	Date

/s/ Krishnan Rajagopalan	President and Chief Executive Officer, Director (Principal Executive Officer)	June 22, 2020
Krishnan Rajagopalan

/s/ Mark R. Harris	Chief Financial Officer (Principal Financial Officer)	June 22, 2020
Mark R. Harris

/s/ Stephen A. Bondi	Vice President and Controller (Principal Accounting Officer)	June 22, 2020
Stephen A. Bondi

/s/ Elizabeth L. Axelrod	Director	June 22, 2020
Elizabeth L. Axelrod

/s/ Laszlo Bock	Director	June 22, 2020
Laszlo Bock

/s/ Clare M. Chapman	Director	June 22, 2020
Clare M. Chapman

/s/ Lyle Logan	Director	June 22, 2020
Lyle Logan

/s/ T. Willem Mesdag	Director	June 22, 2020
T. Willem Mesdag

/s/ Stacey Rauch	Director	June 22, 2020
Stacey Rauch

/s/ Adam Warby	Director	June 22, 2020
Adam Warby

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